           As filed with the Securities and Exchange Commission on July 2, 2001
                                                           Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               _________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933


                               LANTE CORPORATION
            (Exact name of registrant as specified in its charter)

            Delaware                                  36-3322393
(State or other jurisdiction of              (IRS Employer Identification
of incorporation or organization)                      Number)

          161 North Clark Street, Suite 4900, Chicago, Illinois 60601 (Address of Principal Executive Offices including Zip Code)

                  Lante Corporation 2001 Stock Incentive Plan
                           (Full title of the plan)

                                C. Rudy Puryear
                     President and Chief Executive Officer
  161 North Clark Street, Suite 4900, Chicago, Illinois 60601, (312) 696-5000 (Name, address and telephone number, including area code, of agent for service)

                                  Copies to:
                             Jeffrey R. Patt, Esq.
                              Adam R. Klein, Esq.
                              Katten Muchin Zavis
                      525 West Monroe Street, Suite 1600
                         Chicago, Illinois  60661-3693

                               _________________

                               CALCULATION OF REGISTRATION FEE

========================================================================================================================
 Title of securities to be registered    Amount to be registered    Proposed maximum    Proposed maximum     Amount of
                                                                     offering price    aggregate offering  registration
                                                                       per share             price              fee
------------------------------------------------------------------------------------------------------------------------
Option to Purchase Common Stock           8,000,000 options                 $0.50 (1)      $4,000,000 (1)         $1,000
------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.01 par value             8,000,000 shares (2)              $0.99 (3)      $7,920,000 (3)         $1,980
------------------------------------------------------------------------------------------------------------------------
               Total                              ---                         ---               ---               $2,980
========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

(2) This registration statement also covers an indeterminate number of shares of Lante Corporation Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(3) Based upon the average of the high and low sales prices of Lante Corporation Common Stock as reported on the Nasdaq National Market on June 26, 2001 and estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) under the Securities Act.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I of this registration statement on Form S-8 (the "Registration Statement") will be included in documents that will be sent or given to participants in the Lante Corporation 2001 Stock Incentive Plan (the "Plan") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended. This information is not being filed with the Securities and Exchange Commission (the "Commission") in accordance with the rules and regulations of the Commission

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed by Lante Corporation (the "Company") with the Commission are incorporated by reference in this Registration
Statement:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000, which has heretofore been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, which has heretofore been filed by the Company with the Commission pursuant to the Exchange Act.

          (c) The description of the Company's common stock in the Company's Registration Statement on Form 8-A (Registration No. 000-28785) filed with the Commission on January 5, 2000, pursuant to the Exchange Act, and all amendments thereto and reports filed for the purpose of updating such description.

          In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.


Item 4.   Description of Securities.

          The options to purchase shares of the Company's common stock registered hereby will be subject to, and governed by, the terms and conditions of the Plan and option agreements entered into with optionholders. The committee administering the Plan will determine the terms and conditions of the options granted under the Plan, when and to whom options will be granted, the number of shares of common stock subject to each grant, the type of option, the exercise price for the options, the time or times when the options will become exercisable and the term for which the options will remain outstanding. Unless otherwise provided in an optionholder's option agreement, an optionholder cannot assign or transfer his or her options, except by will or the laws of descent and distribution following the optionholder's death.


Item 5.   Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.

          As permitted by the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation contains provisions that eliminate the personal liability of the Company's directors to the Company or its stockholders for monetary damages for the breach of their fiduciary duty as a director, except for liability for:

          . any breach of their duty of loyalty to the Company or its stockholders;

          . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          . unlawful payments of dividends or unlawful stock repurchases or redemptions; and

          . any transaction from which the director derived an improper personal benefit.

          The Company's Amended and Restated Certificate of Incorporation also contains provisions that require the Company to indemnify its directors and permit the Company to indemnify its officers and employees to the fullest extent permitted by Delaware law, including circumstances where indemnification would be discretionary. However, the Company is not obligated to indemnify a person:

          . with respect to proceedings, claims or actions initiated or brought voluntarily by the person and not by way of defense; and

          . for any amounts paid in settlement of an action indemnified against by the Company without the Company's prior written consent.

          The Company has obtained directors' and officers' liability insurance and has entered into indemnity agreements with each of its directors and substantially all of its executive officers providing for this indemnification. The Company believes these measures are essential to attracting and retaining qualified persons as directors and officers.

Item 7.   Exemption from Registration Claimed.

          Not Applicable

Item 8.   Exhibits.

          4.1  Lante Corporation 2001 Stock Incentive Plan.

          4.2 Form of Nonqualified Option Agreement under the Lante Corporation 2001 Stock Incentive Plan

          4.3 Form of Incentive Stock Option Agreement under the Lante Corporation 2001 Stock Incentive Plan

          4.4 Form of Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, as amended (Registration Statement No. 333-92373).

          4.5 Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.3 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

          4.6 Specimen stock certificate representing common stock, incorporated by reference to Exhibit 4 of the Company's Registration Statement on Form S-1, as amended (Registration Statement No. 333-92373).

5  Opinion of Katten Muchin Zavis as to the legality of the options and shares of common stock being offered under the Plan.

23.1  Consent of PricewaterhouseCoopers LLP.

23.2  Consent of Katten Muchin Zavis (contained in its opinion filed as Exhibit
               5 hereto).

24  Power of Attorney (included on the signature page of this registration statement).

Item 9.   Undertakings.

          1.   The Company hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 2nd day of July, 2001.

                                   LANTE CORPORATION

                                   By:  /s/ C. Rudy Puryear
                                        -----------------------
                                        C. Rudy Puryear
                                        President and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints
C. Rudy Puryear, John Corsiglia and William J. Davis, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on July 2, 2001.

            SIGNATURE                                  TITLE
            ---------                                  -----
       /s/ Mark. A. Tebbe                  Chairman of the Board of Directors
--------------------------------------

           Mark A. Tebbe



                                           Chief Executive Officer, President
       /s/ C. Rudy Puryear                 and Director  (Principal Executive Officer)
--------------------------------------

           C. Rudy Puryear


                                           Chief Financial Officer (Principal
       /s/ William J. Davis                Financial and Accounting Officer)
--------------------------------------

           William J. Davis


       /s/ Paul D. Carbery                 Director
--------------------------------------

______________________________________

           Paul D. Carbery


                                              Director
       /s/ James E. Cowie
--------------------------------------

           James E. Cowie


       /s/ Judith  Hamilton                   Director
--------------------------------------

           Judith Hamilton


       /s/ John C. Kraft                      Director
--------------------------------------

           John C. Kraft



       /s/ John Landry                        Director
--------------------------------------

           John Landry

       /s/ John R. Oltman                     Director
--------------------------------------

           John R. Oltman


       /s/ Paul G. Yovovich                   Director
--------------------------------------

           Paul G. Yovovich

                               INDEX TO EXHIBITS

Exhibits                                Description
--------  ----------------------------------------------------------------------
     4.1  Lante Corporation 2001 Stock Incentive Plan

     4.2 Form of Nonqualified Option Agreement under the Lante Corporation 2001 Stock Incentive Plan

     4.3 Form of Incentive Stock Option Agreement under the Lante Corporation 2001 Stock Incentive Plan

       5 Opinion of Katten Muchin Zavis as to the legality of the options and shares of common stock being offered under the Plan

    23.1  Consent of PricewaterhouseCoopers LLP

    23.2 Consent of Katten Muchin Zavis (contained in its opinion filed as Exhibit 5 hereto)

      24 Power of Attorney (included on the signature page of this registration statement)